United states

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2024

Sustainable Projects group Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54875	81-5445107
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Tankedraget 7, Aalborg, Denmark	Dk-9000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 305-814-2915

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Between September 15, 2024 and November 11, 2024, Sustainable Projects Group Inc. (the “Company”) entered into Securities Purchase Agreements (the “Purchase Agreements”) with certain accredited investors (the “Investors”), pursuant to which the Company issued 2,278,723 shares of common stock at $0.35 per share on September 27, 2024 (collectively, the “Shares”), resulting in aggregate gross proceeds to the Company of $797,500. Each of the Purchase Agreements contains representations, warranties and covenants made by the Company that are customary for transactions of this type.

The foregoing description of the Purchase Agreements is qualified in its entirety by reference to the full text of the form of Purchase Agreement, which is included as Exhibit 10.1 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of the Investors in the Purchase Agreements, the offering and sale of the Shares was made in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation S under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Form of Subscription Agreement of Sustainable Projects Group Inc., incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed December 26, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSTAINABLE PROJECTS GROUP INC.

Date: November 12, 2024	By:	/s/ Sune Mathiesen
Sune Mathiesen
Chairman, President and Chief Executive Officer